Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer

Address:	1445 Brookville Way Suite I Indianapolis, IN 46239	1445 Brookville Way Suite I Indianapolis, IN 46239

Phone:	(317) 806-2166 x 6468	(858) 759-6057

March 3, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR 2007

•	Net Income for the Fourth Quarter of 2007 Totaled $1.6 million
•	Net Income for 2007 Totaled $11.8 million
•	Book Value per Share $29.35; Tangible Book Value per Share $20.36

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced net income for the fourth quarter 2007 was $1.6 million, or $0.42 per diluted share, compared to fourth quarter 2006 net income of $43.4 million, or $11.11 per diluted share. The results for the fourth quarter of 2007 are due to the following:

o	$0.6 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,

o	$2.8 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$0.8 million of interest and operating expenses at the holding company, and an income tax expense of $1.0 million.

ANNUAL RESULTS

Net income for 2007 was $11.8 million, or $2.99 per diluted share, compared to 2006 net income of $56.3 million, or $14.51 per diluted share. The results for 2007 are due to the following:

o	$6.7 million of earnings from operations contributed by the Coastal Credit subsidiary,
o	$15.1 million of earnings from operations contributed by the UAC subsidiary,
o	$3.3 million of interest and operating expenses at the holding company, and an income tax expense of $6.8 million.

The 2006 annual and fourth quarter results included an income tax benefit of $39.0 million and $37.8 million, respectively, caused by the reversal of the majority of the valuation allowance related to the deferred tax asset of White River.

Mark Ruh, President and Chief Operating Officer, stated, "White River had a good year given the economic environment.  We are pleased with the performance of both of our subsidiary companies but are mindful that continued economic weakness lies ahead in 2008.”

“Reacting to the challenging consumer finance environment, Coastal Credit increased its allowance for loan loss reserves during the fourth quarter. Coastal’s allowance for loan losses to total loans was 7.04% on December 31, 2007 compared to 6.28% on September 30, 2007 and 5.84% on June 30, 2007.  Coastal’s net charge offs increased during the fourth quarter, but 30+ day delinquency decreased to 4.11% at December 31, 2007 compared to 4.33% at September 30, 2007. The management team at Coastal Credit believes it is well positioned for 2008.”

Mr. Ruh continued, “On December 10, 2007, UAC redeemed all asset backed notes outstanding and repurchased all receivables held in its off-balance sheet securitizations. As a result, all UAC receivables are fully owned by UAC and recorded directly on its balance sheet. The UAC portfolio continues to liquidate as expected and net portfolio recoveries have continued for eleven straight months. The $12.6 million balance of the UAC portfolio remaining on December 31 represents 0.2% of $5.66 billion in originally securitized receivables and we project less than $1 million of receivables remaining by December 31, 2008.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $112.8 million, and tangible equity is now $78.3 million.  These values translate into a book value per share of $29.35 and a tangible book value per share of $20.36. Our tangible equity is now 59.3% of tangible assets.”

ACCRETION AND OTHER INTEREST

Accretion and other interest decreased to $2.9 million compared to $4.9 million for the fourth quarters of 2007 and 2006, respectively. Accretion and other interest decreased to $15.6 million compared to $16.4 million for 2007 and 2006, respectively. Accretion and other interest decreased during these periods due to the shrinking size of the UAC portfolio and UAC’s recognition of accretion income associated with its portfolio.

PROVISION FOR ESTIMATED CREDIT LOSSES

The provision for estimated credit losses was $3.3 million compared to $0.4 million for the quarters ended December 31, 2007 and 2006, respectively. The provision for estimated credit losses was $6.2 million compared to $36,000 for 2007 and 2006, respectively.

The provision at Coastal Credit for the fourth quarters of 2007 and 2006 was $3.2 million and $1.4 million, respectively. This increase in provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment and the increase in net charge-offs during the quarter.

The provision at UAC for the fourth quarter of 2007 was $58,000 compared to a recovery for the fourth quarter of 2006 of $1.0 million, respectively. The increase in provision for estimated credit losses at UAC reflects the reserves necessary during the portfolio liquidation.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $62,000 for the fourth quarter 2007 compared to $1.3 million for the fourth quarter 2006.

Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC.  When UAC redeemed all remaining asset backed notes on December 10, 2007, the Master Trust account, originally established to cross-collateralize the various UAC securitized pools, was eliminated. Thus, Charge to Master Trust will not be incurred in future periods.

INCOME TAX EXPENSE

White River recognized a $1.0 million income tax expense during the fourth quarter 2007 compared to a $37.8 million income tax benefit during the fourth quarter 2006. White River recognized a $6.8 million income tax expense during 2007 compared to a $39.0 million income tax benefit during 2006.

Prior to the fourth quarter 2006, White River calculated the deferred tax asset valuation allowance based on the estimated taxable income for the future five-year period and made quarterly adjustments as required.  These adjustments were reflected as income tax benefits. However, during the fourth quarter 2006, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, White River determined it was “more likely than not” that it would utilize the majority of its deferred tax asset as a result of the successful integration of Coastal Credit, the strong performance of the liquidating UAC portfolio and the sound cash position of the holding company.  Thus, the majority of the deferred tax asset valuation allowance was removed during the fourth quarter 2006 and a $37.8 million income tax benefit was realized. There remains a $1.1 million valuation allowance on the deferred tax asset primarily related to state tax net operating losses. Because of this recognition of the majority of the deferred tax asset, beginning with the first quarter 2007 and in the future when pre-tax income is generated, income tax expense will be recognized on White River’s statement of operations.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit and UAC portfolios:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	December 31,
	2007	2006

Finance receivables - gross balance	$101,948	$104,399

Delinquencies:
30-59 days	$1,564	$1,261
60-89 days	1,002	898
90+ days	1,626	1,208
Total delinquencies	$4,192	$3,367

Delinquencies as a percentage of finance receivables - gross balance	4.1%	3.2%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2007	2006
Balance at beginning of period	$5,694	$6,031
Charge-offs, net of recoveries	(7,213)	(4,997)
Provision for estimated credit losses	8,329	4,660

Balance at the end of the period	$6,810	$5,694

Net charge-offs	$7,213	$4,997
Finance receivables, net of unearned finance charges	$96,784	$95,825

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.04%	5.94%

Net charge-offs as a percent of finance receivables, net of unearned finance charges	7.45%	5.21%

Allowance for loan losses as a percent of net charge-offs	94.41%	113.95%

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)

	December 31,
	2007	2006

Finance receivables principal balance (1)	$12,572	$62,119

Delinquencies:
30-59 days	$1,179	$4,741
60-89 days	467	1,292
90+ days	149	639
Total delinquencies	$1,795	$6,672

Delinquencies as a percentage of securitized finance receivables	14.3%	10.7%

(1) Finance receivables as of December 31, 2006 represents securitized fiance receivables and off-balance sheet securitized finance receivables for comparison purposes.

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2007	2006

Balance at the beginning of period	$1,617	$6,503
Charge-offs	(2,671)	(9,189)
Recoveries	3,362	8,927
Recovery for estimated credit losses	(2,086)	(4,624)

Balance at the end of the period	$222	$1,617

Net charge-offs (recoveries)	$(691)	$262
Finance receivables	$12,572	$28,800

Allowance for loan losses as a percent of securitized finance receivables	1.77%	5.61%

Net charge-offs as a percent of finance receivables	-5.50%	0.91%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $96.8 million at December 31, 2007.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $12.6 million in non-prime auto receivables, as of December 31, 2007.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2006,
o	its Proxy Statement on Schedule 14A dated April 19, 2007, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2006, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,
ASSETS	2007	2006

Cash and cash equivalents	$3,785	$6,958
Restricted cash	-	13,618
Securitized finance receivables—net	-	27,447
Finance receivables—net	90,725	78,693
Beneficial interest in Master Trust	-	23,601
Goodwill	34,536	34,698
Deferred tax assets—net	36,031	38,189
Other assets	1,488	2,220

TOTAL	$166,565	$225,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Collateralized financings	$-	$32,368
Line of credit	50,000	49,500
Secured note payable	-	13,125
Subordinated debentures	-	7,700
Accrued interest	351	1,169
Amounts due to Master Trust	-	8,400
Creditor notes payable	1,324	1,392
Other payables and accrued expenses	2,093	3,852

Total liabilities	53,768	117,506

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized
3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized
20,000,000 shares; 3,843,087 and 3,813,155
issued and outstanding at December 31, 2007 and
2006, respectively	179,976	179,594
Warrants, 150,000 outstanding at December 31, 2007
and 2006, respectively	534	534
Accumulated other comprehensive income, net of taxes	4,437	11,107
Accumulated deficit	(72,150)	(83,317)

Total shareholders’ equity	112,797	107,918

TOTAL	$166,565	$225,424

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	December 31,
	2007	2006

Total shareholders’ equity	$112,797	$107,918
Less goodwill	(34,536)	(34,698)
Tangible book value	$78,261	$73,220

Shares outstanding	3,843,087	3,813,155

Book value per share	$29.35	$28.30
Tangible book value per share	$20.36	$19.20

Assets	$166,565	$225,424
Tangible assets	$132,029	$190,726

Equity/ assets	67.72%	47.87%
Tangible equity/ tangible assets	59.28%	38.39%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended December 31,
	2007	2006
INTEREST:
Interest on receivables	$8,029	$8,692
Accretion and other interest	2,926	4,909

Total interest income	10,955	13,601

Interest expense	(1,169)	(2,526)

Net interest margin	9,786	11,075

Provision for estimated credit losses	(3,263)	(401)

Net interest margin after provision for estimated credit losses	6,523	10,674

OTHER REVENUES (EXPENSES):
Salaries and benefits	(1,982)	(2,116)
Third party servicing expense	(92)	(272)
Other operating expenses	(1,570)	(1,417)
Bankruptcy costs	-	(35)
Charge to Master Trust—net	(62)	(1,264)
Change in fair market valuation of creditor liabilities	(1)	-
Gain (loss) from extinguishment of debt	-	20
Gain (loss) from deficiency sale	-	-
Other income (expense)	(151)	57

Total other revenues (expenses)	(3,858)	(5,027)

INCOME BEFORE INCOME TAXES	2,665	5,647

INCOME TAX BENEFIT (EXPENSE)	(1,029)	37,774

NET INCOME	$1,636	$43,421

NET INCOME PER COMMON SHARE (BASIC)	$0.43	$11.39

NET INCOME PER COMMON SHARE (DILUTED)	$0.42	$11.11

BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,842,557	3,813,155

DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,940,991	3,907,345

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Years Ended December 31,
	2007	2006
INTEREST:
Interest on receivables	$32,258	$37,500
Accretion and other interest	15,609	16,445

Total interest income	47,867	53,945

Interest expense	(6,114)	(11,820)

Net interest margin	41,753	42,125

Provision for estimated credit losses	(6,243)	(36)

Net interest margin after provision for estimated credit losses	35,510	42,089

OTHER REVENUES (EXPENSES):
Salaries and benefits	(8,261)	(8,495)
Third party servicing expense	(545)	(1,824)
Other operating expenses	(5,601)	(5,916)
Bankruptcy costs	(6)	(183)
Charge to Master Trust—net	(2,093)	(14,853)
Change in fair market valuation of creditor liabilities	(395)	-
Gain (loss) from extinguishment of debt	-	(1,524)
Gain (loss) from deficiency sale	22	7,924
Other income (expense)	(54)	107

Total other revenues (expenses)	(16,933)	(24,764)

INCOME BEFORE INCOME TAXES	18,577	17,325

INCOME TAX BENEFIT (EXPENSE)	(6,779)	38,993

NET INCOME	$11,798	$56,318

NET INCOME PER COMMON SHARE (BASIC)	$3.07	$14.77

NET INCOME PER COMMON SHARE (DILUTED)	$2.99	$14.51

BASIC WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,840,663	3,813,073

DILUTED WEIGHTED AVERAGE NUMBER
OF COMMON SHARES OUTSTANDING	3,947,642	3,882,017